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                                                                Exhibit 5


                          [Crouch & Hallett Letterhead]

WRITER'S DIRECT DIAL NUMBER
(214) 953-0053


                                             January 12, 1995


Heritage Media Corporation
13355 Noel Road, Suite 1500
Dallas, Texas 75240

Gentlemen:

     We have served as counsel for Heritage Media Corporation, an Iowa corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended, covering the issuance of 105,901 shares (the "Shares") of Class A Common Stock, $0.01 par value, of the Company to be issued in connection with the Actmedia Stock Appreciation Rights Plan of 1990.

     We have examined such documents and questions of law as we have deemed necessary to render the opinion expressed herein. Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered, will be duly and validly issued and outstanding, fully paid and non-assessable.

     We consent to the use of this opinion as Exhibit 5 to the Registration Statement.

                                   Very truly yours,

                                   Crouch & Hallett, L.L.P.